As filed with the Securities and Exchange Commission on July 15, 2005

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

OXiGENE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3679168 (I.R.S. Employer Identification No.)

230 Third Avenue
Waltham, MA 02451
(Address, Including Zip Code, of Principal Executive Offices)

OXiGENE, INC. 2005 STOCK PLAN
(Full Titles of the Plans)

Frederick W. Driscoll
OXiGENE, Inc.
230 Third Avenue
Waltham, MA 02451
781-547-5900
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.01 par value	2,500,000 shares	$4.43	$11,075,000	$1,303.53
Rights to purchase Common Stock	(3)	(3)	(3)	None

(1)	The number of common shares, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock awards which may hereafter be granted under the OXiGENE, Inc. 2005 Stock Plan (the “Stock Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Stock Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (July 11, 2005) within five business days prior to filing this Registration Statement.

(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on March 15, 2005.

     (b) Amendment No. 1 on Form 10-K/A to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on April 29, 2005.

     (c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on April 29, 2005.

     (d) Amendment No. 1 on Form 10-Q/A to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on June 7, 2005.

     (e) The Registrant’s Current Report on Form 8-K filed on March 7, 2005.

     (f) The Registrant’s Current Report on Form 8-K filed on March 30, 2005.

     (g) The Registrant’s Current Report on Form 8-K filed on July 11, 2005.

     (h) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21990) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on June 25, 1993, including any amendment or report filed for the purpose of updating such description.

     (i) The description of the Rights under the Stockholder Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A12G (File No. 000-21990) filed under the Exchange Act with the Commission on March 30, 2005, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of approximately 373 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

     Incorporated by reference from the Registrant’s Registration Statement on Form S-3, No. 333-109433 filed on October 3, 2003.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

(4.1)	Form of Common Stock Certificate (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended, No. 033-64968, and incorporated herein by reference).

(4.2)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended, No. 033-64968, and incorporated herein by reference).

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Annual Report of Form 10-K for the fiscal year ended December 31, 1996, No. 000-21990, and incorporated herein by reference).

(4.4)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

(4.5)	Amended and Restated By-Laws of the Registrant (Filed as Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, No. 000-21990, and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement (Filed as Exhibit to the Registrant’s Registration Statement on Form 8-A12G, File No. 000-21990, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	OXiGENE, Inc. 2005 Stock Plan (Filed as Exhibit to the Registrant’s Current Report on Form 8-K, File No. 000-21990, and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on July 15, 2005.

OXiGENE, Inc.

By	/s/ Frederick W. Driscoll

Frederick W. Driscoll
President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Frederick W. Driscoll and James B. Murphy, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of OXiGENE, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joel-Tomas Citron	Chairman of the Board and Director	July 15, 2005
Joel-Tomas Citron

/s/ Frederick W. Driscoll	President, Chief Executive Officer and Director	July 15, 2005
Frederick W. Driscoll	(Principal executive officer)

/s/ James B. Murphy	Chief Financial Officer	July 15, 2005
James B. Murphy	(Principal financial officer and principal accounting officer)

/s/ Arthur B. Laffer	Director	July 15, 2005
Arthur B. Laffer

/s/ William N. Shiebler	Director	July 15, 2005
William N. Shiebler

Signature	Title	Date
/s/ Per-Olof Söderberg	Director	July 15, 2005
Per-Olof Söderberg

/s/ J. Richard Zecher	Director	July 15, 2005
J. Richard Zecher

OXiGENE, Inc.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description
(4.1)	Form of Common Stock Certificate (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended, No. 033-64968, and incorporated herein by reference).

(4.2)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended, No. 033-64968, and incorporated herein by reference).

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Annual Report of Form 10-K for the fiscal year ended December 31, 1996, No. 000-21990, and incorporated herein by reference).

(4.4)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

(4.5)	Amended and Restated By-Laws of the Registrant (Filed as Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, No. 000-21990, and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement (Filed as Exhibit to the Registrant’s Registration Statement on Form 8-A12G, File No. 000-21990, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	OXiGENE, Inc. 2005 Stock Plan (Filed as Exhibit to the Registrant’s Current Report on Form 8-K, File No. 000-21990, and incorporated herein by reference).